EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                              For the Three Months                  For the Nine Months
                                                Ended March 31,                       Ended March 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 2001          2000                  2001          2000
                                                -------       -------               -------       -------
Net income                                       $6,560        $5,762               $18,125      $16,738
Weighted average common shares
  outstanding                                    10,550        11,252                10,594       11,429

Basic earnings per common shares                  $0.62         $0.51                 $1.71        $1.46
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    10,550        11,252                10,594       11,429

Unvested shares of Recognition and
Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           662           415                   573          568
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     11,212        11,667                11,167       11,997
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.59         $0.49                 $1.62        $1.40
                                                =======       =======               =======      =======
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